EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Mentortech Inc. (formerly Sivan Computers Training Center (1994) Ltd. and Mashov Computer Based Training (C.B.T.) Ltd.)

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Mentortech Inc. for the registration of 2,957,838 shares of common stock.

                                            /s/KOST, LEVARY & FORER

New York, New York
August 13, 1997